EXHIBIT 99.1

GoPro Announces Second Quarter 2017 Results
Revenue Up 34% YoY; Positive Adjusted EBITDA
Camera Sell-Thru Up 18% Sequentially
HERO6 and Fusion Cameras On Track for 2017
Karma #2 Selling Drone Brand in U.S.
QuikStories Positions GoPro as a Powerful Extension of the Smartphone

SAN MATEO, Calif., Aug. 3, 2017

GoPro, Inc. (NASDAQ: GPRO) announced financial results for its second quarter ended June 30, 2017.
"GoPro is building momentum,” said Founder and CEO Nicholas Woodman. “Strong demand combined with our cost management and margin initiatives contributed to GoPro’s EBITDA positive performance in the second quarter. HERO6 and Fusion, our 5.2K spherical camera, are on course to launch later this year and we continue to track toward our goal of full-year, non-GAAP profitability in 2017.”

Recent GoPro Highlights:

•
QuikStories launched on July 27. The new GoPro app feature automatically pulls footage from a HERO5 camera and creates ready-to-share videos on your phone. QuikStories are polished, shareable videos featuring customizable music, filters, and effects. “We believe QuikStories is a game changer - it represents our biggest leap forward in ease-of-use since the invention of the GoPro, itself,” said Founder and CEO Nicholas Woodman.

•	Second Quarter revenue was $297 million, up 34% year-over-year and 36% quarter-over-quarter. Adjusted EBITDA was $5.1 million.

•
Sharp focus on inventory and channel management resulted in a 39% reduction in inventory quarter-over-quarter; forward weeks of supply in the channel is down 25%. Both position us well for upcoming product launches.

•
Global sell-thru of cameras increased 18% sequentially. Additionally, camera sell-thru above $300 was up 13% year-over-year, including 7% in EMEA and 194% in Japan. According to GfK, camera unit sales in Japan are up 164% and dollar sales are up 147% year-over-year in the second quarter.

•	HERO5 Black was the best-selling digital image camera in the U.S. in the second quarter, according to The NPD Group’s Retail Tracking Service.

•	More than 50% of GoPro’s revenue was generated in markets outside of the U.S. in the second quarter.

•
Demand for GoPro was high on Amazon Prime Day (July 11). A HERO Session bundle sold more than ten-times the weekly run-rate; HERO5 Black was offered with no discount and moved the equivalent of a full week of normal sell-thru in just one day.

•
The Quik mobile video editing app was installed 5.6 million times in the second quarter, a year-over-year increase of 84%.  Second quarter monthly active users were up 112% year-over-year.  China represents Quik’s second largest user base globally.  Capture App (now the GoPro App) total monthly shares in the second quarter were up over 30% year-over-year.

•
GoPro gained 1.6 million new social media followers in the second quarter.  Instagram followers were up 39% year-over-year to 13.7 million in the second quarter, with a 94% increase in international followers.  Facebook video views of GoPro content reached 58.3 million in the first half of 2017, up almost 60% year-over-year. YouTube videos of GoPro content in the first half of 2017 have seen a 65% increase in median organic viewership per video year-over-year.

•	GoPro was honored with the prestigious Red Dot design award, taking Best-of-the-Best in Product Design for both Karma and HERO5 Black.

•	GoPro’s drone, Karma, was the #2 selling drone brand in the U.S. in the second quarter, according to the NPD Group’s Retail Tracking Service.

Results Summary:

	Three Months Ended June 30,
($ in thousands, except per share amounts)	2017	2016	% Change

Revenue	$296,526	$220,755	34.3%
Gross margin
GAAP	35.6%	42.1%	(650) bps
Non-GAAP	36.2%	42.4%	(620) bps
Operating loss
GAAP	$(24,983)	$(109,377)	(77.2)%
Non-GAAP	$(9,250)	$(89,298)	(89.6)%
Net loss
GAAP	$(30,536)	$(91,767)	(66.7)%
Non-GAAP	$(12,914)	$(72,595)	(82.2)%
Diluted net loss per share
GAAP	$(0.22)	$(0.66)	(66.7)%
Non-GAAP	$(0.09)	$(0.52)	(82.7)%
Adjusted EBITDA	$5,120	$(76,757)	(106.7)%
Business Outlook
GoPro is providing the following guidance:

•	Third Quarter 2017

•	Revenue of $300 million +/- $10 million

•	GAAP and non-GAAP gross margin to be 37% +/- 1%

•	GAAP operating expenses of between $131 million and $133 million

•	Non-GAAP operating expenses of between $115 million and $117 million

•	GAAP EPS to be $(0.24) +/- $0.05

•	Non-GAAP EPS to be $(0.06) +/- $0.05

•	2017

•	GAAP operating expenses below $570 million

•	Non-GAAP operating expenses below $495 million

Upcoming Event
Management will participate in an investor conference on September 7, 2017 in New York. GoPro will furnish a link to the webcast of this event on its investor relations website, http://investor.gopro.com.
Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results.
To listen to the live conference call, please dial toll free (877) 681-3376 or (719) 325-2452, access code 7396825, approximately 5 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.gopro.com. The webcast will be recorded and the recording will be available on GoPro's website, http://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro makes it easy for people to celebrate and share experiences. We believe life is more meaningful when shared.  We build cameras, software and accessories that help the world share itself in immersive and exciting ways.
GoPro, HERO, Karma, Quik, QuikStories and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries. All other trademarks are the property of their respective owners. For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro's The Inside Line.
For more information, visit www.gopro.com or connect with GoPro on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, and GoPro’s The Inside Line.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on GoPro’s pages on Facebook, Instagram, LinkedIn, Pinterest, Twitter, YouTube, GoPro's investor relations website and The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring costs, non-cash interest expense and the tax impact of these items. A reconciliation of preliminary GAAP financial measures to non-GAAP financial measures, as well as a description of items excluded from the calculation of non-GAAP financial measures, is presented in the financial statement portion of this release. GoPro also provides future estimated ranges of revenue, gross margin, operating expenses on a GAAP and non-GAAP basis and Adjusted EBITDA.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements in this press release include, but are not limited to, expectations regarding our business outlook for the third quarter of 2017 and calendar year 2017. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets and may not result in the expected improvement in our profitability, the fact that our future growth depends in part on further penetrating our addressable market and also growing internationally, and we may not be successful in doing so; any inability to successfully manage frequent product introductions (including our 2017 roadmap for new hardware and software products including major new software features) and transitions, including managing our sales channel and inventory and accurately forecasting future sales; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products; our dependence on sales of our cameras, mounts and accessories for substantially all of our revenue; the effect of a decrease in the sales or change in sales mix of these products; the effect of a decrease in sales during the holiday season; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets may adversely affect consumer discretionary spending and demand for our products; any inability to anticipate consumer preferences and successfully develop and market desirable products;

the risks associated with the entrance into the consumer drone market and the re-launch of our drone in February 2017; the effects of the highly competitive market in which we operate; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the Securities and Exchange Commission and as supplemented by Item 1A Risk Factors in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Revenue	$296,526	$220,755	$515,140	$404,291
Cost of revenue	190,894	127,753	340,942	251,575
Gross profit	105,632	93,002	174,198	152,716

Operating expenses:
Research and development	55,497	93,049	121,663	170,028
Sales and marketing	56,678	84,888	124,534	164,337
General and administrative	18,440	24,442	41,199	49,163
Total operating expenses	130,615	202,379	287,396	383,528
Operating loss	(24,983)	(109,377)	(113,198)	(230,812)
Other income (expense):
Interest expense	(3,784)	(516)	(4,598)	(659)
Other income, net	222	1,176	383	1,012
Total other income (expense), net	(3,562)	660	(4,215)	353
Loss before income taxes	(28,545)	(108,717)	(117,413)	(230,459)
Income tax expense (benefit)	1,991	(16,950)	24,273	(31,233)
Net loss	$(30,536)	$(91,767)	$(141,686)	$(199,226)

Net loss per share:
Basic	$(0.22)	$(0.66)	$(1.02)	$(1.44)
Diluted	$(0.22)	$(0.66)	$(1.02)	$(1.44)

Weighted-average shares used to compute net loss per share:
Basic	136,288	138,942	139,575	138,243
Diluted	136,288	138,942	139,575	138,243

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$149,755	$192,114
Marketable securities	—	25,839
Accounts receivable, net	95,872	164,553
Inventory	126,708	167,192
Prepaid expenses and other current assets	29,515	38,115
Total current assets	401,850	587,813
Property and equipment, net	71,833	76,509
Intangible assets, net and goodwill	175,460	179,989
Other long-term assets	72,828	78,329
Total assets	$721,971	$922,640

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$76,208	$205,028
Accrued liabilities	151,317	211,323
Deferred revenue	15,036	14,388
Total current liabilities	242,561	430,739
Long-term debt	125,817	—
Other long-term liabilities	40,771	44,956
Total liabilities	409,149	475,695

Stockholders’ equity:
Common stock and additional paid-in capital	827,382	757,226
Treasury stock, at cost	(113,613)	(35,613)
Accumulated deficit	(400,947)	(274,668)
Total stockholders’ equity	312,822	446,945
Total liabilities and stockholders’ equity	$721,971	$922,640

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended		Six months ended
(in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Operating activities:
Net loss	$(30,536)	$(91,767)	$(141,686)	$(199,226)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	11,467	9,482	23,160	17,804
Stock-based compensation	11,235	17,404	24,360	33,135
Excess tax benefit from stock-based compensation	—	(227)	—	(917)
Deferred income taxes	156	(3,166)	(1,894)	(13,494)
Non-cash restructuring charges	1,834	—	2,800	—
Non-cash interest expense	1,530	—	1,530	—
Other	2,133	397	3,763	1,162
Net changes in operating assets and liabilities	(9,247)	22,417	(61,399)	82,811
Net cash used in operating activities	(11,428)	(45,460)	(149,366)	(78,725)

Investing activities:
Purchases of property and equipment, net	(4,946)	(3,973)	(10,112)	(12,192)
Maturities of marketable securities	—	19,279	14,160	71,302
Sale of marketable securities	—	4,585	11,623	6,791
Acquisitions, net of cash acquired	—	(59,313)	—	(104,353)
Net cash provided by (used in) investing activities	(4,946)	(39,422)	15,671	(38,452)

Financing activities:
Proceeds from issuance of common stock	591	620	6,629	5,265
Taxes paid related to net share settlement of equity awards	(1,927)	(318)	(8,210)	(860)
Proceeds from issuance of convertible senior notes	175,000	—	175,000	—
Prepayment of forward stock repurchase transaction	(78,000)	—	(78,000)	—
Excess tax benefit from stock-based compensation	—	227	—	917
Payment of deferred acquisition-related consideration	—	(594)	(75)	(950)
Payment of debt issuance costs	(5,250)	(136)	(5,250)	(3,221)
Net cash provided by (used in) financing activities	90,414	(201)	90,094	1,151
Effect of exchange rate changes on cash and cash equivalents	838	(122)	1,242	(134)
Net increase (decrease) in cash and cash equivalents	74,878	(85,205)	(42,359)	(116,160)
Cash and cash equivalents at beginning of period	74,877	248,717	192,114	279,672
Cash and cash equivalents at end of period	$149,755	$163,512	$149,755	$163,512

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), earnings (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP diluted earnings per share. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures.
In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock-based compensation and other charges that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans and for calculating return on investment. In addition, management’s incentive compensation is determined using non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•	the comparability of our on-going operating results over the periods presented;

•	the ability to identify trends in our underlying business; and

•	the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

•
Stock-based compensation expense relates to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance. We believe that excluding this expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Acquisition-related costs include the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs are inconsistent and vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired.

•
Restructuring costs primarily include severance-related costs, stock-based compensation expenses and facilities consolidation charges recorded in connection with restructuring actions announced in the first and fourth quarters of 2016 and the first quarter of 2017. We believe that excluding these costs provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Non-cash interest expense. In connection with issuance of the Convertible Senior Notes in April 2017, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash. We exclude this incremental non-cash interest expense for purposes of calculating non-GAAP net income (loss). We believe that excluding non-cash interest expense provides greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

•
Income tax adjustments. Beginning in the first quarter of 2017, we have implemented a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-

term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above.

•
Adjusted EBITDA excludes the amortization of point-of-purchase (POP) display assets because it is a non-cash charge, and is similar to the depreciation of property and equipment and amortization of acquired intangible assets.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended		Six months ended
(in thousands, except per share data)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

GAAP net loss	$(30,536)	$(91,767)	$(141,686)	$(199,226)
Stock-based compensation:
Cost of revenue	415	412	910	769
Research and development	5,390	7,086	11,072	13,096
Sales and marketing	1,995	3,679	4,686	6,883
General and administrative	3,435	6,227	7,692	12,387
Total stock-based compensation	11,235	17,404	24,360	33,135

Acquisition-related costs:
Cost of revenue	1,195	222	2,430	444
Research and development	946	2,218	2,082	3,503
Sales and marketing	—	—	—	22
General and administrative	1	235	(22)	1,104
Total acquisition-related costs	2,142	2,675	4,490	5,073

Restructuring costs:
Cost of revenue	25	—	418	364
Research and development	1,702	—	7,381	2,655
Sales and marketing	361	—	5,603	2,678
General and administrative	268	—	1,409	811
Total restructuring costs	2,356	—	14,811	6,508

Non-cash interest expense	1,530	—	1,530	—
Income tax adjustments	359	(907)	20,798	(4,825)
Non-GAAP net loss	$(12,914)	$(72,595)	$(75,697)	$(159,335)

Non-GAAP diluted net loss per share	$(0.09)	$(0.52)	$(0.54)	$(1.15)

	Three months ended		Six months ended
(dollars in thousands)	June 30, 2017	June 30, 2016	June 30, 2017		June 30, 2016
GAAP gross profit	$105,632	$93,002	$174,198	—	$152,716
Stock-based compensation	415	412	910		769
Acquisition-related costs	1,195	222	2,430		444
Restructuring costs	25	—	418		364
Non-GAAP gross profit	$107,267	$93,636	$177,956		$154,293

GAAP gross profit as a % of revenue	35.6%	42.1%	33.8%		37.8%
Stock-based compensation	0.1	0.2	0.2		0.2
Acquisition-related costs	0.4	0.1	0.4		0.1
Restructuring costs	0.1	—	0.1		0.1
Non-GAAP gross profit as a % of revenue	36.2%	42.4%	34.5%		38.2%

GAAP operating expenses	$130,615	$202,379	$287,396		$383,528
Stock-based compensation	(10,820)	(16,992)	(23,450)		(32,366)
Acquisition-related costs	(947)	(2,453)	(2,060)		(4,629)
Restructuring costs	(2,331)	—	(14,393)		(6,144)
Non-GAAP operating expenses	$116,517	$182,934	$247,493		$340,389

GAAP operating loss	$(24,983)	$(109,377)	$(113,198)		$(230,812)
Stock-based compensation	11,235	17,404	24,360		33,135
Acquisition-related costs	2,142	2,675	4,490		5,073
Restructuring costs	2,356	—	14,811		6,508
Non-GAAP operating loss	$(9,250)	$(89,298)	$(69,537)		$(186,096)

	Three months ended		Six months ended
(in thousands)	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
GAAP net loss	$(30,536)	$(91,767)	$(141,686)	$(199,226)
Income tax expense (benefit)	1,991	(16,950)	24,273	(31,233)
Interest expense (income), net	3,652	117	4,413	(217)
Depreciation and amortization	11,467	9,482	23,160	17,805
POP display amortization	4,955	4,957	10,120	9,700
Stock-based compensation	11,235	17,404	24,360	33,135
Restructuring costs	2,356	—	14,811	6,508
Adjusted EBITDA	$5,120	$(76,757)	$(40,549)	$(163,528)

Reconciliations of non-GAAP financial measures for business outlook are set forth below:

(in thousands)	Q3 2017	Full year 2017
GAAP operating expenses	$ 130,000 - $ 133,000	$570,000
Estimated adjustments for:
Stock-based compensation	13,500	55,000
Acquisition-related costs	1,500	4,000
Restructuring costs	1,000	16,000
Non-GAAP operating expenses	$ 115,000 - $ 117,000	$495,000

Q3 2017
GAAP net loss per share	$ (0.29) - $ (0.19)
Estimated adjustments for:
Stock-based compensation	0.10
Acquisition-related costs	0.02
Restructuring costs	0.01
Non-cash interest expense	0.01
Income tax adjustments	0.04
Non-GAAP net loss per share	$ (0.11) - $ (0.01)

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Investor Contact
(855) GOPROHD or (855) 467-7643
investor@gopro.com

Media Contact
Jeff Brown (650) 332-7600 x 9997